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Notice of Guaranteed Delivery

for
 Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
 Tender Loving Care Health Care Services, Inc.
Pursuant to the Offer to Purchase
dated October 29, 2001
by
 TLC Acquisition Corporation
a wholly owned subsidiary of
 e-MedSoft.com
(Not to be used for Signature Guarantees)

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
  NEW YORK CITY TIME, ON TUESDAY, NOVEMBER 27, 2001, UNLESS THE OFFER IS EXTENDED.

   This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if (i) certificates (the "Certificates") evidencing shares of common stock, par value $0.01 per share ("Shares"), of Tender Loving Care Health Care Services, Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) the Certificates evidencing Shares and all other required documents cannot be delivered to The Bank of New York, as Depositary (the "Depositary"), on or prior to the Expiration Date (as defined in "Section 1. Terms of the Offer; Expiration Date" of the Offer to Purchase (as defined below)) or (iii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, or facsimile transmission to the Depositary. See "Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

The Depositary for the Offer is:
THE BANK OF NEW YORK

By Facsimile Transmission
(for Eligible Institutions only):
(914) 773-5036

Confirm by Telephone:
(914) 773-5741

By Mail, Registered/Certified Mail or Overnight Courier:	By Hand:
The Bank of New York 20 Broad Street New York, NY 10286 Attn: Mr. Santino Ginocchietti Reorganization Section	The Bank of New York 20 Broad Street Corporate Trust Department Lower Lever New York, NY 10286 Attn: Mr. Santino Ginocchietti Reorganization Section

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

   THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE ATTACHED GUARANTEE MUST BE COMPLETED.

Ladies and Gentlemen:

   The undersigned hereby tenders to TLC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of e-MedSoft.com, a Nevada corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 29, 2001 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in "Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

Number of Shares:

Certificate Nos. (If Available):

Signature(s) of Holder(s)

(Please Type or Print)

Dated:  , 2001

Address:

Daytime Area Code and Telephone No.

/ / Check this box if Shares will be delivered by book-entry transfer.

   Book-Entry Transfer Facility

   Account Number:

GUARANTEE
(Not to be used for signature guarantee)

   The undersigned, a participant in the Security Transfer Agents Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (b) represents that the tender of those Shares complies with Rule 14e-4, and (c) guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of book-entry delivery, and any other documents required by the Letter of Transmittal, within three (3) OTC Bulletin Board trading days after the date hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

(Authorized Signature)

Address:

Area Code and Tel. No.:

Name:

(Please Type or Print)

Title:

Dated:                 , 2001

   DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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THE ATTACHED GUARANTEE MUST BE COMPLETED.